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                                                                    EXHIBIT 21.1

                        CORPORATE OFFICE PROPERTIES TRUST
                           SUBSIDIARIES OF REGISTRANT

DELAWARE
Blue Bell Investment Company, LP
Comcourt Investors, LP
COPT Concourse, LLC
Corporate Office Properties, LP
Corporate Office Properties Holdings, Inc.
South Brunswick Investors, LP

MARYLAND
Airport Square II, LLC
Airport Square IV, LLC
Airport Square V, LLC
Airport Square X, LLC
Airport Square XI, LLC
Airport Square XIII, LLC
Airport Square XIV, LLC
Airport Square XV, LLC
Airport Square XIX, LLC
Airport Square XX, LLC
Airport Square XXI, LLC
Atrium Building, LLC
Brown's Wharf, LLC
Commons Office Research, LLC
COPT Acquisitions, Inc.
COPT Columbia, LLC
COR, LLC
Corporate Gatespring, LLC
Corporate Gatespring II, LLC
Corporate Property, LLC
Gateway 44, LLC
Lakeview at the Greens, LLC
NBP One, LLC
NBP 131-133-141, LLC
NBP 132, LLC
NBP 134, LLC
NBP 135, LLC
NBP 221, LLC
St. Barnabas, LLC
Tech Park I, LLC
Tech Park II, LLC
Tech Park IV, LLC
Three Centre Park, LLC
Tred Lightly Limited Liability Company
9690 Deereco Road, LLC
7200 Riverwood, LLC
7318 Parkway Drive Enterprises, LLC
7321 Parkway Drive Enterprises, LLC

NEW JERSEY
Princeton Executive, LLC

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68 Culver Road, LLC

PENNSYLVANIA
Bolivar Associates, LLC
Corporate Gateway General Partnership
COPT Gateway, LP
Gateway Central Limited Partnership
6385 Flank Drive, LP